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                                                                    Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-8) of Sterling Software, Inc. (the "Company"), pertaining to the Sterling Software, Inc. Employee Stock Purchase Plan of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP


Dallas, Texas
December 15, 1997